PRESS RELEASE

Columbia Equity Trust, Inc. [Logo]	1750 H Street, NW
Suite 500
Washington, D.C. 20006

Tel: (202) 303 - 3080

Columbia Equity Trust, Inc. Announces Fourth Quarter and Year-End 2005 Results
Washington, D.C., March 10, 2006 — Columbia Equity Trust, Inc. (NYSE:COE), a real estate investment trust (“REIT”) which focuses on the acquisition, development and ownership of commercial office properties predominantly in the Greater Washington, D.C. area, announced today its results of operations for the fourth quarter and year ended December 31, 2005.
These are the first full quarter results produced by Columbia Equity Trust after it commenced operations on July 5, 2005 upon the completion of its initial public offering (“IPO”). The financial results presented in this press release reflect the operating results of the Company’s predecessor (the “Predecessor”) prior to the completion of the Company’s IPO and the operating results of the Company from July 5, 2005 to December 31, 2005.
Management does not believe that the Predecessor’s historical financial results are indicative of the Company’s expected future operating performance, since year-to-year financial comparisons with the predecessor company are not meaningful given the Predecessor’s limited scope of operations.
In addition to the information included in this earnings release, the Company will also provide supplemental operating and financial data for the fourth quarter of 2005.
Fourth Quarter Highlights
Results for the quarter ended December 31, 2005 included the following:
•	Quarterly Funds from Operations (“FFO”) totaled $3.3 million or $0.22 per diluted share. This is in line with the range of guidance of $0.21 to $0.23 per share provided by management on its third quarter 2005 earnings call.

•	Quarterly Adjusted Funds from Operations (“AFFO”) totaled $2.9 million. FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and AFFO is included at the end of this release.

•	The net loss for the quarter was $796,889 or $0.06 per diluted share.

•	Declared a dividend of $0.14 per share for the quarter which was paid on January 31, 2006.

•	Completed the acquisition of two properties, Patrick Henry Corporate Center and Oakton Corporate Center, for a combined purchase price of approximately $30.5 million at an expected weighted average first-year net operating income-to-purchase price return (cash basis) of approximately 7.6%.

•	Entered into purchase contracts to acquire two properties, 1025 Vermont Avenue and Georgetown Plaza, for a combined purchase price of $57.6 million. The acquisition of 1025 Vermont Avenue closed on January 12, 2006 at an expected first-year net operating income-to-purchase price return (cash basis) of approximately 6.7%. The closing of the acquisition of Georgetown Plaza is pending the completion of due diligence and other negotiations.

•	Eleven leases totaling approximately 68,300 square feet were signed during the quarter at a weighted average rental rate of $31.59 per square foot. Leases covering approximately 35,800 square feet of space expired throughout our portfolio during the quarter of which we renewed approximately 31,000 square feet resulting in a retention rate of 87%.

•	Overall portfolio occupancy for in-service properties at December 31, 2005 was 94% compared to 94% at the end of the third quarter of 2005. After giving effect to the Company’s Victory Point investment, which was acquired 100% vacant and is currently in lease-up, portfolio occupancy was 89% at December 31, 2005 and 88% at the end of the third quarter of 2005.
Summary of Results From Completion of IPO to December 31, 2005
•	Successfully completed its IPO of 13.8 million shares of common stock, including the issuance of 1.8 million shares from the exercise of the underwriters’ over-allotment option, raising a total of approximately $188.4 million in net proceeds.

•	Completed the acquisition of four properties for an aggregate purchase price of $89.5 million and consisting of approximately 375,000 square feet of net rentable area at an expected weighted average first-year net operating income-to-purchase price return (cash basis) of approximately 7.4%.

•	Declared aggregate dividends on our common stock and distributions on our operating partnership units of $0.26 per share of common stock and unit, representing a dividend of $0.12 per share and unit for the third quarter which was paid in October 2005 and a dividend of $0.14 per share and unit for the fourth quarter which was paid in January 2006. The fourth quarter dividend of $0.14 is equivalent to an annualized dividend of $0.56 per share and unit.

Summary of Operating Results for the Year Ended December 31, 2005
For the full year ended December 31, 2005, the combined company reported revenues of $9.9 million. The net loss for the year was $552,064.
Management Comments
Oliver T. Carr, III, Chairman and CEO of Columbia Equity Trust, stated, “2005 was an energizing year for our company as we completed our initial public offering in July, and with our expanded capital base, continued to execute the plan of acquiring, operating and developing quality office properties in the greater Washington area. We are in the early growth stage of our business, focused on expanding our existing portfolio through targeted acquisitions that offer above average return potential, while we continue to build out our operating platform. To date, I am pleased with our results as we have maintained a solid pace of acquisitions at above market yields, in the face of an extremely competitive marketplace. Our quality portfolio of properties is well positioned with limited near-term lease maturities and built-in revenue growth through contractual rent increases. I remain confident that our strategy of investing in small and mid-sized office buildings combined with the continued strength of Washington’s regional economy should lead to long term value creation for our stockholders.
Our guidance for 2006 reflects that the business strategy we presented in conjunction with our IPO is working. The Washington area is arguably the best market in the country for our focused office investment and development strategy and our local relationships continue to allow us to access private investment opportunities. However, we are facing a more competitive investment climate today then we faced nine months ago as many investors are attracted to the growth potential and stability of the Washington market. Our response to the level of competition, and reduced number of attractive yield opportunities, has been to stay patient, maintain our underwriting discipline, and vigorously pursue those investments that meet our return thresholds. While our selective investment approach may result in a slower pace of investment activity in 2006, it will build value for our shareholders over the long term.”
Portfolio Overview
At the end of the fourth quarter 2005, we owned or maintained interests in a portfolio of 17 commercial office properties containing an aggregate of approximately 2.5 million net rentable square feet and one property under development that, upon completion, will comprise approximately 115,000 net rentable square feet.
Overall portfolio occupancy for in-service properties was 94% at December 31, 2005 and unchanged from occupancy levels at quarter-end September 30, 2005. After giving effect to the Company’s Victory Point investment, which was acquired 100% vacant and is currently in lease-up, portfolio occupancy was 89% at December 31, 2005 and 88% at September 30,

2005. After giving effect to our pro rata share of rental revenues in our joint venture properties, no one tenant accounted for more than 7.9% of our annualized base rental revenue as of December 31, 2005.
Acquisitions
During the fourth quarter 2005, Columbia acquired two properties for a total purchase price of $30.5 million (before transaction costs) and contracted to purchase two additional properties for $57.6 million, one of which closed subsequent to the end of the quarter:
•	Patrick Henry Corporate Center, an approximately 99,000 square foot, Class A office building in Newport News, Virginia was acquired for approximately $14.5 million. The building is currently 93% leased to a roster of high quality tenants and is expected to generate a first-year net operating income-to-purchase price return (cash basis) of approximately 8.2%. Northrop Grumman, an existing tenant of the Company, is the largest tenant in the building occupying approximately 42% of the rentable area. There is no significant lease roll-over until the fourth quarter of 2009 when Northrop Grumman’s lease matures. As part of the acquisition, the Company assumed existing financing in the approximate amount of $8.5 million, at a fixed interest rate of 5.02%, which matures in April 2009. The remainder of the purchase price was paid in cash from funds available under the Company’s revolving credit facility.

•	Oakton Corporate Center, an approximately 65,000 square foot, Class A office building in Oakton, Virginia was acquired for approximately $16 million. The building is currently 100% leased to a roster of high quality tenants including subsidiaries of General Dynamics Corporation and Garda World Security Corporation. The property is expected to generate a first-year net operating income-to-purchase price return (cash basis) of approximately 7.0%. Over the next two years, approximately 30% of the leases in the building expire with limited lease maturities thereafter until 2012. This property was acquired with funds available under the Company’s revolving credit facility.

•	Georgetown Plaza, an approximately 147,000 square foot, Class B office building located in the Georgetown submarket of Washington DC, is under contract for purchase by the Company for approximately $23.5 million. The multi-tenant building is being acquired subject to a ground lease with approximately 50 years remaining. The Company expects to fund the transaction with proceeds from its revolving line of credit and the assumption of an approximately $16.1 million mortgage loan which bears interest at 5.78% and matures in June 2013. The closing is contingent on the Company’s ability to renegotiate the ground lease terms, including the maturity date, with the existing land owner. These negotiations are currently in process.

•	1025 Vermont Avenue, an approximately 115,000 square foot, Class B office building located in the central business district of Washington, DC was placed under contract for purchase during the fourth quarter 2005. On January 12, 2006, the

Company completed its acquisition of the property for $34.1 million at an expected first-year net operating income-to-purchase price return (cash basis) of approximately 6.7%. The building is currently 95% leased to a roster of regional tenants with in place rents that we believe are below market. Lease maturities are staggered with less than 9% of the leases maturing in each of the next five years, on average. The Company plans to invest approximately $1.3 million to upgrade the base building in an effort to reposition the property in the leasing market. As part of the acquisition, the Company assumed existing financing in the approximate amount of $19 million, at a fixed interest rate of 4.91%, which matures in January 2010. Subsequent to the closing of the acquisition, the existing lender provided an additional $3.5 million of financing, coterminous with the existing loan, at a fixed interest rate of 6.21%. The blended interest rate on the total financing is 5.11%. The remainder of the purchase price was paid in cash from funds available under the Company’s revolving credit facility.
The development of Independence Center II, an approximately 115,000 square foot office building in the Westfields Corporate Office Park in Fairfax, Virginia continued during the fourth quarter 2005. The total cost of the development is expected to be approximately $24.5 million. The unleveraged stabilized yield (cash basis) of the Independence Center II development is expected to be approximately 8.7% with completion scheduled for late 2006. Columbia Equity Trust maintains an 8.1% interest in the joint venture which owns the development. An affiliate of JP Morgan Investment Management is the primary investor in the venture.
Financial Structure
At December 31, 2005, the Company’s debt-to-total market capitalization ratio was 34.0%, based on the Company’s closing stock price of $16.15. Earnings before interest expense, taxes (if any), depreciation and amortization (“EBITDA”), including our pro rata share of joint venture EBITDA, covered interest charges by a measure of approximately 3.6 times compared to 3.4 times for the prior period ended September 30, 2005.
Total debt outstanding, including our pro rata share of joint venture debt, was $126.9 million at December 31, 2005. Of that amount, $103.5 million (82% of total debt) was fixed rate with a weighted average interest rate of 5.30% and a weighted average maturity of 5.7 years. The remaining $23.4 million was floating-rate debt, of which $22.0 million represented borrowings on the Company’s revolving credit facility.
Subsequent to December 31, 2005, the Company placed $24.3 million of financing on its leasehold interest in the Park Plaza II office building. The indebtedness matures in March 2016 and requires monthly payments of interest-only at a fixed interest rate of 5.53% through March 2012 and monthly payments of principal and interest from April 2012 through February 2016 based on a fixed interest rate of 5.53% and a 360 month amortization schedule. Proceeds were used to repay amounts outstanding under the Company’s revolving line of credit.

Forward Guidance
The Company’s guidance range for the forward twelve months ending December 31, 2006 for earnings per share (diluted) and FFO per share (diluted) is set forth and reconciled below:

	FY 2006
	Low	High
Projected net income per share (diluted)	$0.01	$0.03

Adjustments for projected FFO per share (diluted):

Real estate depreciation and amortization — consolidated entities	0.54	0.57
Real estate depreciation and amortization — unconsolidated entities	0.38	0.40
Minority interests in operating partnership	0.07	0.08

Projected FFO per share (diluted)	$1.00	$1.08

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels, interest rates and acquisitions. There can be no assurance that the company’s actual results will not differ materially from the estimates set forth above.
The Company does not currently intend to provide quarterly guidance or update its 2006 guidance during the subsequent quarters.
Funds from Operations, Adjusted Funds from Operations and Net Operating Income
Funds from operations is a widely recognized measure of REIT operating performance. FFO is a non-GAAP financial measure. As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reject FFO on the same basis. Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back (deducted) from net income (loss) as part of reconciling net income (loss) to FFO. We present FFO because we believe it facilitates an understanding of the operating performance of our Company without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, rejects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition or that interpret the NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our operating performance, nor is it indicative of funds available for our cash needs, including cash distributions to stockholders.
A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule to this press release. Certain prior quarter amounts have been reclassified to conform to the current quarter’s presentation.
Adjusted funds from operations is a non-GAAP financial measure. We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non real estate depreciation; (ii) amortization of deferred financing costs; (iii) non cash compensation; (iv) loss from early extinguishment of debt; (v) straight line rents; (vi) fair value of lease revenue amortization; (vii) expenditures for second generation tenant improvements and leasing commissions; and (viii) non-revenue enhancing and recurring capital expenditures. Other equity REITs may not calculate AFFO or may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to AFFO as reported by other equity REITs.
Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.
Net operating income is defined as revenues (excluding interest income) of the property, minus property expenses such as real estate taxes, depreciation and amortization, repairs and maintenance, property management, utilities, insurance and other expenses.
Investor Conference Call and Webcast
Columbia Equity Trust, Inc. will hold a conference call on Friday, March 10, 2006, at 2:00 P.M. Eastern Time. Stockholders and interested parties may access the call by dialing 866-700-7441 (access code 16181268). A hyperlink to the live webcast of this call will be available in the Investor Relations section of the Company’s website at www.columbiareit.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual Investors can listen to the call at www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com. A replay will be available after the call from 4:00 PM Eastern Time on March 10, 2006 through March 17, 2006 by dialing 888-286-8010 (access code 94074804). During this period, an on-demand webcast replay will also be available from a hyperlink in the Investor Relations section of the Company’s web site.
About Columbia Equity Trust, Inc.

Columbia Equity Trust is a self-advised, self-managed Maryland corporation focused on the acquisition, development, renovation, repositioning, ownership, management and operation of commercial office properties located predominantly in the Greater Washington, D.C. area. For additional information please visit our web site at http://www.columbiareit.com.
Forward Looking Statements
Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, in particular, statements about the Company’s beliefs, expectations, plans and strategies that are not historical facts, and earnings per share, funds from operations, development activities, real estate depreciation and amortization for consolidated and unconsolidated entities, minority interests in the Company’s operating partnership, statements concerning completion of the acquisition of properties under contract and stockholder value. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of its business plan; availability of additional financing; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the office industry in particular. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in the Company’s prospectus filed with the SEC in connection with its IPO. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and we caution readers not to place undue reliance on such statements. The Company does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Contact
Columbia Equity Trust, Inc.
John Schissel
Chief Financial Officer
202-303-3080
Financial Tables Attached

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED BALANCE SHEETS

	Consolidated		Combined
	Columbia	Columbia	Columbia
	Equity Trust, Inc.	Equity Trust, Inc.	Predecessor
	December 31, 2005	December 31, 2004	December 31, 2004
Assets
Rental property
Land	$19,300,819	$—	$—
Buildings	120,509,954	—	—
Tenant improvements	24,377,997	—	—
Furniture, fixtures and equipment	1,088,989	—	—

	165,277,759	—	—
Accumulated depreciation	(2,805,222)	—	—

Total rental property, net	162,472,537	—	—

Cash and cash equivalents	5,434,582	—	1,188,146
Short-term investments	2,715,052	—	—
Restricted deposits	256,356	—	—
Accounts and other receivables, net of reserves for doubtful accounts of $39,401, $0 and $0 for the periods, respectively	1,039,510	—	185,864
Due from related parties	—	—	140,000
Investments in unconsolidated real estate entities	42,308,003	—	4,189,766
Accrued straight-line rents	524,258	—	—
Deferred leasing costs, net	490,609	—	—
Deferred financing costs, net	955,129	—	—
Intangible assets
Above market leases, net	3,610,453	—	—
In-place leases, net	15,813,098	—	—
Tenant relationships, net	6,387,594	—	—
Deferred offering costs	—	—	1,172,964
Prepaid expenses and other assets	1,323,308	—	137,030

Total assets	$243,330,489	$—	$7,013,770

Liabilities and Stockholders’ Equity
Liabilities
Revolving loan payable	$22,000,000	$—	$—
Mortgage notes payable	27,358,998	—	—
Accounts payable and accrued expenses	2,252,575	—	1,124,258
Profit sharing plan contribution payable	—	—	100,000
Accrued interest payable to stockholders	—	—	77,232
Notes payable to stockholders	—	—	90,000
Dividends payable	1,940,867	—	—
Security deposits	945,158	—	—
Rent received in advance	758,265	—	—
Deferred credits — Below market leases, net	1,593,812	—	—

Total liabilities	56,849,675	—	1,391,490

Commitments and contingencies

Minority interest	14,205,638	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 and 0 shares authorized in 2005 and 2004, respectively, 0 shares issued or outstanding in either period	—	—	—
Common stock, $0.001 par value, 500,000,000 and 1,000 shares
authorized, and 13,863,334 and 1,000 shares issued and outstanding in 2005 and 2004, respectively	13,863	1	—
Additional paid-in capital	174,761,831	999	—
Less — Common stock subscribed	—	(1,000)	—
Accumulated deficit	(2,500,518)	—	—
Accumulated equity — Columbia Predecessor	—	—	5,622,280

Total stockholders’ equity	172,275,176	—	5,622,280

Total liabilities and stockholders’ equity	$243,330,489	$—	$7,013,770

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31

		Combined
	Consolidated	Columbia
	Columbia Equity	Predecessor for the
	Trust, Inc. for the	Three Months
	Three Months Ended	Ended
	December 31, 2005	December 31, 2004
Revenues
Base rents	$4,615,217	$—
Recoveries from tenants	264,370	—
Fee income	314,677	672,648
Parking and other income	536	—

Total revenues	5,194,800	672,648

Operating expenses
Property operating	1,005,925	—
Utilities	404,678	—
Real estate taxes and insurance	459,425	—
General and administrative	963,959	496,358
Share-based compensation cost	231,850	—
Depreciation and amortization	2,733,367	3,214

Total operating expenses	5,799,204	499,572

Operating income (loss)	(604,404)	173,076

Other income and expense
Interest income	71,899	6,438
Interest expense	(402,363)	(2,250)

Income (loss) before income taxes, equity in net income (loss) of unconsolidated real estate entities and minority interest	(934,868)	177,264

Equity in net income (loss) of unconsolidated real estate entities	103,404	(19,540)
Minority interest	59,575	—

Income (loss) before income taxes	(771,889)	157,724

Provision for income taxes	25,000	6,849

Net income (loss)	$(796,889)	$150,875

Net loss per common share — Basic and diluted	$(0.06)

Weighted average shares of common stock outstanding — Basic and diluted	13,863,334

COLUMBIA EQUITY TRUST, INC.
AND COLUMBIA EQUITY TRUST, INC. PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31

		Combined
	Consolidated	Columbia	Combined
	Columbia Equity	Predecessor for the	Columbia
	Trust, Inc. for the	Period	Predecessor for the
	Year Ended	January 1, 2005 to	Year Ended
	December 31, 2005	Through July 4, 2005	December 31, 2004
Revenues
Base rents	$7,485,628	$—	$—
Recoveries from tenants	407,774	—	—
Fee income	554,053	1,438,356	1,896,873
Parking and other income	23,261	—	—

Total revenues	8,470,716	1,438,356	1,896,873

Operating expenses
Property operating	1,507,085	—	—
Utilities	632,264	—	—
Real estate taxes and insurance	652,205	—	—
General and administrative	1,827,549	1,549,127	1,727,197
Share-based compensation cost	1,931,910	—	—
Depreciation and amortization	4,503,894	7,385	11,562

Total operating expenses	11,054,907	1,556,512	1,738,759

Operating income (loss)	(2,584,191)	(118,156)	158,114

Other income and expense
Interest income	514,390	21,450	15,921
Interest expense	(631,513)	(4,597)	(9,000)

Loss before income taxes, equity in net income (loss) of
unconsolidated real estate entities and minority interest	(2,701,314)	(101,303)	165,035

Equity in net income of unconsolidated real estate entities	34,735	2,281,641	410,593
Minority interest	191,061	—	—

Income (loss) before income taxes	(2,475,518)	2,180,338	575,628

Provision for income taxes	25,000	231,884	6,849

Net income (loss)	$(2,500,518)	$1,948,454	$568,779

Net loss per common share — Basic and diluted	$(0.18)

Weighted average shares of common stock outstanding — Basic and diluted	13,773,334

Funds From Operations and Adjusted Funds From Operations

		For the	For the
		Three Months	Three Months
		Ended	Ended
		9/30/2005	12/31/2005
	Funds From Operations

	Net loss	$(1,702,929)	$(796,889)

Adjust for:	Real estate depreciation and amortization — consolidated entities	1,766,862	2,728,927
	Real estate depreciation and amortization — unconsolidated entities	1,301,548	1,432,517
	Minority interest in operating partnership	(131,486)	(59,575)

	Funds From Operations (FFO)	$1,233,995	$3,304,980

	Adjusted Funds From Operations

	Funds From Operations (FFO)	$1,233,995	$3,304,980

Adjust for:	Non real estate depreciation	3,665	4,441
	Amortization of deferred financing costs	28,149	63,042
	Amortization of above/below market leases	(59,762)	23,937
	Non-cash compensation	1,665,260	191,250
	Straight-line rental income	(353,495)	(446,095)
	Non-revenue enhancing/ recurring capital expenditures	(55,778)	(29,308)
	Second generation tenant improvements	(402,159)	(248,448)

	Adjusted Funds From Operations (AFFO)	$2,059,875	$2,863,799

	Distribution Metrics

	Dividends paid to common stockholders	$1,663,600	$1,940,867
	Dividends paid to operating partnership unit holders	128,397	149,796

	Total dividends paid	$1,791,997	$2,090,663

	Payout Ratios
	Dividends Paid to Share and Unit Holders / Funds from Operations	145.2%	63.3%
	Dividends Paid to Share and Unit Holders / Adjusted Funds From Operations	87.0%	73.0%
Certain third quarter amounts have been reclassified to conform to the fourth quarter presentation.

Reconciliation of Earnings Per Share and Funds From Operations Per Share

	9/30/2005	12/31/2005
Earnings Per Share (EPS)

Net loss	$(1,702,929)	$(796,889)
plus: distributions paid on vested LTIPS (if dilutive)	0	0

Net Income for Basic EPS	(1,702,929)	(796,889)

plus: dividends paid on nonvested LTIPs (if dilutive)	0	0

Net Income for Diluted EPS	$(1,702,929)	$(796,889)

Earnings Per Share (EPS)
Basic	(0.12)	(0.06)
Diluted	(0.12)	(0.06)

Funds From Operations Per Share (FFO)

Funds from Operations	$1,233,995	$3,304,980
adjust: minority interests in operating partnership	(88,416)	(236,802)
plus: distributions paid on vested LTIPs	4,200	4,900

Funds from Operations for Basic FFO	1,149,779	3,073,078

adjust: minority interests in operating partnership	88,416	236,802
plus: distributions paid on nonvested LTIPs	30,600	35,700

Funds from Operations for Diluted FFO	$1,268,795	$3,345,580

Funds from Operations per Share
Basic	0.08	0.22
Diluted	0.08	0.22

Weighted Average Shares Outstanding — EPS

Weighted Average Shares for Earnings Per Share
Common Shares — weighted average	13,679,243	13,863,334
plus: vested LTIP Units (if dilutive)	0	0

Weighted Average Shares — Basic EPS	13,679,243	13,863,334

plus: non vested LTIP units (if dilutive)	0	0

Weighted Average Shares — Diluted EPS	13,679,243	13,863,334

Weighted Average Shares Outstanding — FFO

Weighted Average Shares for Funds From Operations

Common Shares — weighted average	13,679,243	13,863,334
plus: vested LTIP Units (if dilutive)	35,000	35,000

Weighted Average Shares — Basic FFO	13,714,243	13,898,334

plus: Operating Partnership Units — weighted average	1,069,973	1,069,973
plus: non vested LTIP units (if dilutive)	255,000	255,000

Weighted Average Shares — Diluted FFO	15,039,216	15,223,307

Certain third quarter amounts have been reclassified to conform to the fourth quarter presentation